UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2019

AMEREN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 2, 2019, Gregory L. Nelson, Senior Vice President, General Counsel and Secretary of Ameren Corporation (the “Company”), notified the Company of his intention to retire effective August 1, 2019, after over 23 years of service.

ITEM 8.01	Other Events.

As part of the Company’s long-term succession planning process, Chonda J. Nwamu will succeed Mr. Nelson as Senior Vice President, General Counsel and Secretary, effective upon Mr. Nelson’s retirement. Ms. Nwamu, who currently serves as Vice President and Deputy General Counsel, has also been promoted to Senior Vice President and Deputy General Counsel, effective January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: January 7, 2019